Exhibit 99.1

Paycom Software, Inc. Reports Third Quarter 2023 Results

Third Quarter Revenues of $406 million, up 22% from the comparable prior year period

Third Quarter GAAP Net Income of $75 million, representing 19% of total revenues, or $1.30 per diluted share

Third Quarter Non-GAAP Net Income of $102 million, of $1.77 per diluted share

Third Quarter Adjusted EBITDA of $166 million, representing 41% of total revenues

OKLAHOMA CITY – October 31, 2023 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended September 30, 2023.

“Our third quarter fundamentals were strong with solid revenue and earnings growth,” said Paycom’s founder, chairman and CEO, Chad Richison. “Our innovations have transformed the payroll and HCM industry for 25 years, and we’re excited to deliver even stronger value to our clients for years to come.”

Financial Highlights for the Third Quarter of 2023

Total Revenues of $406.3 million represented a 21.6% increase compared to total revenues of $334.2 million in the same period last year. Recurring revenues of $398.8 million increased 21.5% from the comparable prior year period, and constituted 98.1% of total revenues.

GAAP Net Income was $75.2 million, or $1.30 per diluted share, compared to GAAP net income of $52.2 million, or $0.90 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $102.4 million, or $1.77 per diluted share, compared to $73.4 million, or $1.27 per diluted share, in the same period last year.

Adjusted EBITDA1 was $165.6 million, compared to $126.0 million in the same period last year.

Cash and Cash Equivalents were $484.0 million as of September 30, 2023, compared to $400.7 million as of December 31, 2022. During the quarter ended September 30, 2023, Paycom paid $21.6 million in cash dividends and repurchased 263,824 shares of common stock for a total of $76.5 million.

Total Debt was $29.0 million as of September 30, 2023 and December 31, 2022.

1Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter and the year ending December 31, 2023.

Quarter Ending December 31, 2023:

Total Revenues in the range of $420 million to $425 million.

Adjusted EBITDA in the range of $169 million to $174 million.

Year Ending December 31, 2023:

Total Revenues in the range of $1.679 billion to $1.684 billion.

Adjusted EBITDA in the range of $712 million to $717 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth rate plus adjusted EBITDA margin, or the “Rule of 65”. Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 65” to a comparable GAAP measure without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin, and “Rule of 65”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), the change in fair value of our interest rate swap and any loss on the extinguishment of debt, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), the change in fair value of our interest rate swap and any loss on the extinguishment of debt, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, and (viii) “Rule of 65” as revenue growth rate (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)) and (ix) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, October 31, 2023, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (929) 526-1599 (international) and provide 539600 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

For 25 years, Paycom Software, Inc. (NYSE:PAYC) has simplified businesses and the lives of their employees through easy-to-use HR and payroll technology to empower transparency through direct access to their data. And thanks to its industry-first solution, Beti®, employees now do their own payroll and are guided to find and fix costly errors before payroll submission. From onboarding and benefits enrollment to talent management and more, Paycom’s software streamlines processes, drives efficiencies and gives employees power over their own HR information, all in a single app. Recognized nationally for its technology and workplace culture, Paycom can now serve businesses of all sizes in the U.S. and internationally.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our corporate headquarters and other facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$484,028	$400,730
Accounts receivable	15,548	22,843
Prepaid expenses	40,561	34,056
Inventory	836	1,607
Income tax receivable	10,770	5,583
Deferred contract costs	111,877	96,378
Current assets before funds held for clients	663,620	561,197
Funds held for clients	1,899,346	2,202,975
Total current assets	2,562,966	2,764,172
Property and equipment, net	468,282	402,448
Intangible assets, net	51,088	54,017
Goodwill	51,889	51,889
Long-term deferred contract costs	645,611	567,974
Other assets	76,265	62,013
Total assets	$3,856,101	$3,902,513
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,889	$16,054
Accrued commissions and bonuses	20,423	28,439
Accrued payroll and vacation	41,160	45,023
Deferred revenue	22,730	19,825
Accrued expenses and other current liabilities	77,065	59,990
Current liabilities before client funds obligation	168,267	169,331
Client funds obligation	1,901,643	2,207,706
Total current liabilities	2,069,910	2,377,037
Deferred income tax liabilities, net	145,465	141,033
Long-term deferred revenue	105,588	97,591
Long-term debt	29,000	29,000
Other long-term liabilities	84,829	75,245
Total long-term liabilities	364,882	342,869
Total liabilities	2,434,792	2,719,906
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,655 and 62,518 shares issued at September 30, 2023 and December 31, 2022, respectively; 57,700 and 57,867 shares outstanding at September 30, 2023 and December 31, 2022, respectively)	627	625
Additional paid-in capital	687,723	576,622
Retained earnings	1,410,659	1,196,968
Accumulated other comprehensive earnings (loss)	(2,181)	(3,703)
Treasury stock, at cost (4,955 and 4,651 shares at September 30, 2023 and December 31, 2022, respectively)	(675,519)	(587,905)
Total stockholders’ equity	1,421,309	1,182,607
Total liabilities and stockholders’ equity	$3,856,101	$3,902,513

Paycom Software, Inc.
Unaudited Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Recurring	$398,763	$328,150	$1,237,706	$987,848
Implementation and other	7,540	6,017	21,373	16,762
Total revenues	406,303	334,167	1,259,079	1,004,610
Cost of revenues
Operating expenses	55,600	44,169	163,302	122,265
Depreciation and amortization	13,341	10,935	38,299	31,405
Total cost of revenues	68,941	55,104	201,601	153,670
Administrative expenses
Sales and marketing	101,162	91,114	311,171	253,834
Research and development	51,864	40,366	143,651	108,774
General and administrative	71,827	60,693	213,397	179,109
Depreciation and amortization	15,608	12,625	44,660	36,378
Total administrative expenses	240,461	204,798	712,879	578,095
Total operating expenses	309,402	259,902	914,480	731,765
Operating income	96,901	74,265	344,599	272,845
Interest expense	(222)	(1,018)	(1,661)	(1,587)
Other income (expense), net	5,362	2,041	17,549	4,331
Income before income taxes	102,041	75,288	360,487	275,589
Provision for income taxes	26,822	23,135	101,456	74,151
Net income	$75,219	$52,153	$259,031	$201,438
Earnings per share, basic	$1.30	$0.90	$4.48	$3.48
Earnings per share, diluted	$1.30	$0.90	$4.46	$3.46
Weighted average shares outstanding:
Basic	57,825	57,865	57,871	57,949
Diluted	57,966	58,033	58,056	58,193
Comprehensive earnings (loss):
Net income	$75,219	$52,153	$259,031	$201,438
Unrealized net gains (losses) on available-for-sale securities	1,232	(2,705)	2,047	(4,881)
Tax effect	(420)	492	(525)	1,068
Other comprehensive income (loss), net of tax	812	(2,213)	1,522	(3,813)
Comprehensive earnings (loss)	$76,031	$49,940	$260,553	$197,625

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$259,031	$201,438
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,959	67,783
Accretion of discount on available-for-sale securities	(387)	(872)
Non-cash marketing expense	1,263	1,320
Gain on disposition of property and equipment	(33)	—
Amortization of debt issuance costs	946	532
Stock-based compensation expense	96,383	70,815
Loss on extinguishment of debt	1,222	—
Cash paid for derivative settlement	—	205
Gain on derivative	—	(1,559)
Deferred income taxes, net	3,889	(4,841)
Other	18	(227)
Changes in operating assets and liabilities:
Accounts receivable	7,295	(5,406)
Prepaid expenses	(8,845)	(11,203)
Inventory	375	27
Other assets	(15,773)	(10,104)
Deferred contract costs	(87,604)	(86,634)
Accounts payable	(8,131)	4,159
Income taxes, net	(5,187)	1,245
Accrued commissions and bonuses	(8,016)	(3,320)
Accrued payroll and vacation	(3,863)	1,810
Deferred revenue	10,902	12,585
Accrued expenses and other current liabilities	24,125	(1,106)
Net cash provided by operating activities	350,569	236,647
Cash flows from investing activities
Purchases of investments from funds held for clients	(25,000)	(268,718)
Proceeds from investments from funds held for clients	25,000	328,731
Purchases of property and equipment	(135,709)	(92,041)
Proceeds from sale of property and equipment	67	—
Net cash used in investing activities	(135,642)	(32,028)
Cash flows from financing activities
Proceeds from the issuance of debt	—	29,000
Repurchases of common stock	(74,994)	(94,652)
Withholding taxes paid related to net share settlements	(12,620)	(5,017)
Payments on long-term debt	—	(29,287)
Dividends paid	(43,367)	—
Net change in client funds obligation	(306,063)	(92,478)
Payment of debt issuance costs	(649)	(6,437)
Net cash used in financing activities	(437,693)	(198,871)
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(222,766)	5,748
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,409,095	1,812,691
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,186,329	$1,818,439

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$484,028	$317,163
Restricted cash included in funds held for clients	1,702,301	1,501,276
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,186,329	$1,818,439

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$8,011	$3,355
Stock-based compensation for capitalized software	$11,529	$6,545
Right of use assets obtained in exchange for operating lease liabilities	$21,023	$14,385

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income to adjusted EBITDA:
Net income	$75,219	$52,153	$259,031	$201,438
Interest expense	222	1,018	1,661	1,587
Provision for income taxes	26,822	23,135	101,456	74,151
Depreciation and amortization	28,949	23,560	82,959	67,783
EBITDA	131,212	99,866	445,107	344,959
Non-cash stock-based compensation expense	33,198	24,492	96,383	70,815
Loss on extinguishment of debt	1,222	—	1,222	—
Change in fair value of interest rate swap	—	1,668	—	—
Adjusted EBITDA	$165,632	$126,026	$542,712	$415,774
Net income margin	18.5%	15.6%	20.6%	20.1%
Adjusted EBITDA margin	40.8%	37.7%	43.1%	41.4%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income to non-GAAP net income:
Net income	$75,219	$52,153	$259,031	$201,438
Non-cash stock-based compensation expense	33,198	24,492	96,383	70,815
Loss on extinguishment of debt	1,222	—	1,222	—
Change in fair value of interest rate swap	—	1,668	—	—
Income tax effect on non-GAAP adjustments	(7,263)	(4,882)	(17,347)	(15,180)
Non-GAAP net income	$102,376	$73,431	$339,289	$257,073

Weighted average shares outstanding:
Basic	57,825	57,865	57,871	57,949
Diluted	57,966	58,033	58,056	58,193

Earnings per share, basic	$1.30	$0.90	$4.48	$3.48
Earnings per share, diluted	$1.30	$0.90	$4.46	$3.46
Non-GAAP net income per share, basic	$1.77	$1.27	$5.86	$4.44
Non-GAAP net income per share, diluted	$1.77	$1.27	$5.84	$4.42

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.30	$0.90	$4.48	$3.48
Non-cash stock-based compensation expense	0.57	0.42	1.67	1.22
Loss on extinguishment of debt	0.02	—	0.02	—
Change in fair value of interest rate swap	—	0.03	—	—
Income tax effect on non-GAAP adjustments	(0.12)	(0.08)	(0.31)	(0.26)
Non-GAAP net income per share, basic	$1.77	$1.27	$5.86	$4.44

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.30	$0.90	$4.46	$3.46
Non-cash stock-based compensation expense	0.57	0.42	1.66	1.22
Loss on extinguishment of debt	0.02	—	0.02	—
Change in fair value of interest rate swap	—	0.03	—	—
Income tax effect on non-GAAP adjustments	(0.12)	(0.08)	(0.30)	(0.26)
Non-GAAP net income per share, diluted	$1.77	$1.27	$5.84	$4.42

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted gross profit:
Total revenues	$406,303	$334,167	$1,259,079	$1,004,610
Less: Total cost of revenues	(68,941)	(55,104)	(201,601)	(153,670)
Total gross profit	337,362	279,063	1,057,478	850,940
Plus: Non-cash stock-based compensation expense	2,868	1,396	8,606	3,725
Total adjusted gross profit	$340,230	$280,459	$1,066,084	$854,665
Gross margin	83.0%	83.5%	84.0%	84.7%
Adjusted gross margin	83.7%	83.9%	84.7%	85.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted sales and marketing expenses:
Sales and marketing expenses	$101,162	$91,114	$311,171	$253,834
Less: Non-cash stock-based compensation expense	(6,851)	(5,280)	(18,367)	(13,186)
Adjusted sales and marketing expenses	$94,311	$85,834	$292,804	$240,648

Total revenues	$406,303	$334,167	$1,259,079	$1,004,610
Sales and marketing expenses as a % of revenues	24.9%	27.3%	24.7%	25.3%
Adjusted sales and marketing expenses as a % of revenues	23.2%	25.7%	23.3%	24.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted total administrative expenses:
Total administrative expenses	$240,461	$204,798	$712,879	$578,095
Less: Non-cash stock-based compensation expense	(30,330)	(23,096)	(87,777)	(67,090)
Adjusted total administrative expenses	$210,131	$181,702	$625,102	$511,005

Total revenues	$406,303	$334,167	$1,259,079	$1,004,610
Total administrative expenses as a % of revenues	59.2%	61.3%	56.6%	57.5%
Adjusted total administrative expenses as a % of revenues	51.7%	54.4%	49.6%	50.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted research and development expenses:
Research and development expenses	$51,864	$40,366	$143,651	$108,774
Less: Non-cash stock-based compensation expense	(5,617)	(3,039)	(17,514)	(8,115)
Adjusted research and development expenses	$46,247	$37,327	$126,137	$100,659

Total revenues	$406,303	$334,167	$1,259,079	$1,004,610
Research and development expenses as a % of revenues	12.8%	12.1%	11.4%	10.8%
Adjusted research and development expenses as a % of revenues	11.4%	11.2%	10.0%	10.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total research and development costs:
Capitalized research and development costs	$26,578	$16,995	$70,809	$48,835
Research and development expenses	51,864	40,366	143,651	108,774
Total research and development costs	$78,442	$57,361	$214,460	$157,609

Total revenues	$406,303	$334,167	$1,259,079	$1,004,610
Total research and development costs as a % of revenues	19.3%	17.2%	17.0%	15.7%

Adjusted total research and development costs:
Total research and development costs	$78,442	$57,361	$214,460	$157,609
Less: Capitalized non-cash stock-based compensation	(3,777)	(2,365)	(11,529)	(6,545)
Less: Non-cash stock-based compensation expense	(5,617)	(3,039)	(17,514)	(8,115)
Adjusted total research and development costs	$69,048	$51,957	$185,417	$142,949

Total revenues	$406,303	$334,167	$1,259,079	$1,004,610
Adjusted total research and development costs as a % of revenues	17.0%	15.5%	14.7%	14.2%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Non-cash stock-based compensation expense:
Operating expenses	$2,868	$1,396	$8,606	$3,725
Sales and marketing	6,851	5,280	18,367	13,186
Research and development	5,617	3,039	17,514	8,115
General and administrative	17,862	14,777	51,896	45,789
Total non-cash stock-based compensation expense	$33,198	$24,492	$96,383	$70,815

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.